                                                                 Exhibit 10.1

                       PARTNERSHIP INTEREST PURCHASE AGREEMENT

          PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement"), dated as of March 23, 1999, by and between NI REPROMA INC. ("MP") and MANHATTAN 57TH STREET ASSOCIATES ("NP"), collectively, as seller ("Seller") and STEINWAY, INC., as buyer("Buyer").

                                W I T N E S S E T H :

          WHEREAS, Seller is the owner of a 49.6505% partnership interest in 111 WEST 57TH STREET ASSOCIATES, L.P., a New York limited partnership (the "Partnership"); and,

          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller's interest in the Partnership, consisting of MP's 0.2495% interest as a general partner in the Partnership (the "Seller GP Interest") and NP's 49.401% interest as a limited partner in the Partnership (the "Seller LP Interest", and, together with the Seller GP Interest, the "Interest"), on the terms and conditions set forth below;

          NOW, THEREFORE, the parties do hereby agree as follows:

          1. PURCHASE, SALE AND ASSIGNMENT OF INTEREST. At the Closing (as defined below) and subject to the terms and conditions set forth below, Seller will sell, convey, transfer and assign, and Buyer will purchase and acquire, all of Seller's right, title and interest in and to the Interest, free and clear of any and all liens, claims, equities, encumbrances, security interests, limitations and restrictions of any nature whatsoever (collectively, "Liens").

          2. CONSIDERATION FOR INTEREST. The full consideration for the Interest shall be the sum of Twenty-Nine Million Three Hundred Twenty-Seven Thousand Six Hundred Twenty-Five ($29,327,625) Dollars (the "Purchase Price"), payable as follows:

               a. The sum of Two Million Nine Hundred Thirty-Three Thousand ($2,933,000) Dollars (the "Downpayment"), payable simultaneously with the execution of this Agreement, to the order of Proskauer Rose LLP, as escrow agent (the "Escrow Agent"), which Downpayment shall be held by Escrow Agent and disbursed as provided in that certain Escrow Agreement of even date herewith by and among Escrow Agent, Seller, Buyer and the Partnership.

               b.   The balance of the Purchase Price, in the

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amount of Twenty-Six Million Three Hundred Ninety-Four Thousand Six Hundred
Twenty-Five ($26,394,625) Dollars, payable at the Closing to the order of Seller.

               c. Any amounts payable hereunder shall be paid by wire transfer of immediately available federal funds to the account or accounts designated by the applicable parties.

          3. CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Proskauer Rose LLP, located at 1585 Broadway, New York, New York 10036 at 10:00 A.M. on such date as may be mutually agreed upon by the parties, provided, however, that in no event shall the Closing occur later than March 30, 1999, time being of the essence with respect to such outside date, provided that Seller shall receive confirmation of the receipt of the Purchase Price, evidenced by a federal wire confirmation number, by 12:00 noon on March 30, 1999. For purposes of this Agreement, the term "Closing Date" shall mean the date on which the Closing shall actually occur.

          4.   REPRESENTATIONS AND WARRANTIES.

               a.   BY MP.  MP hereby represents and warrants to Buyer that:

                    i. ORGANIZATION OF MP. MP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MP has full corporate power to execute and deliver, and to perform its obligations under, this Agreement and any agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby and such execution, delivery and performance has been duly authorized by all requisite corporate action by or on behalf of MP.

                    ii. TITLE; CONSENTS. MP owns the Seller GP Interest free and clear of any and all Liens, and has obtained all necessary consents to enter into, and be bound by, this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby. MP has the full right, power and authority to enter into, and be bound by, this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby.

                   iii. ENFORCEABILITY. This Agreement has been, and at the Closing each of this Agreement and any other agreement, instrument, certificate or other document contemplated hereby will be, duly executed and delivered by MP and either

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constitutes or will constitute, as the case may be, the legal, valid and binding obligation of MP, enforceable in accordance with the terms hereof or thereof, as the case may be, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws or by other laws affecting creditors' rights generally.

                    iv. NO CONFLICTS. The execution, delivery and performance of MP's obligations under this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby: (1) do not, and will not at the Closing, violate or conflict with the Certificate of Incorporation, bylaws or other governing documents of MP; and (2) do not, and will not at the Closing (with or without the giving of notice, the passage of time, or both): (a) conflict with, result in the breach of, constitute a default under, require any consent, approval or waiver which has not been (or will not at Closing be) received under, or give rise to a right to accelerate any obligation under, or give rise to a right of termination under, any agreement or instrument to which MP is a party, by which it is bound or to which any of its assets or properties is subject; (b) conflict with, violate or require any consent, approval, waiver, order, authorization, registration, declaration or filing pursuant to any law, ordinance, injunction, judgment, order, decree, permit, concession, grant, franchise, license, or other provision of law or any other governmental requirement or authorization applicable to MP; or (c) result in any Lien on any asset or property of MP.

               b.   BY NP.  NP hereby represents and warrants to Buyer that:

                    i. ORGANIZATION OF NP. NP is a general partnership duly formed, validly existing and in good standing under the laws of the State of New York. NP has full partnership power to execute and deliver, and to perform its obligations under, this Agreement and any agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby and such execution, delivery and performance has been duly authorized by all requisite partnership action by or on behalf of NP.

                    ii. TITLE; CONSENTS. NP owns the Seller LP Interest free and clear of any and all Liens, and has obtained all necessary consents to enter into, and be bound by, this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby. NP has the full right, power and authority to enter into, and be bound by, this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby.

                   iii. ENFORCEABILITY. This Agreement has been, and at the Closing each of this Agreement and any other agreement, instrument, certificate or other document contemplated hereby will be, duly executed and delivered by NP and either constitutes or will constitute, as the case may be, the legal, valid and binding obligation of NP, enforceable in accordance with the terms hereof or thereof, as the case may be, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws or by other laws affecting creditors' rights generally.

                    iv. NO CONFLICTS. The execution, delivery and performance of NP's obligations under this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby: (1) do not, and will not at the Closing, violate or conflict with the Business Certificate for Partners, partnership agreement or other governing documents of NP; and (2) do not, and will not at the Closing (with or without the giving of notice, the passage of time, or both): (a) conflict with, result in the breach of, constitute a default under, require any consent, approval or waiver which has not been (or will not at Closing be) received under, or give rise to a right to accelerate any obligation under, or give rise to a right of termination under, any agreement or instrument to which NP is a party, by which it is bound or to which any of its assets or properties is subject; (b) conflict with, violate or require any consent, approval, waiver, order, authorization, registration, declaration or filing pursuant to any law, ordinance, injunction, judgment, order, decree, permit, concession, grant, franchise, license, or other provision of law or any other governmental requirement or authorization applicable to NP; or (c) result in any Lien on any asset or property of NP.

               c.   BY BUYER.  Buyer represents and warrants to Seller that:

                    i. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power to execute and deliver, and to perform its obligations under, this Agreement and any agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby, and such execution, delivery and performance has been duly authorized by all requisite corporate action by or on behalf of Buyer.

                   ii. AUTHORITY. Buyer has the full right, power and authority to enter into, and be bound by, this

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Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby.

                  iii. ENFORCEABILITY. This Agreement has been, and at the Closing each of this Agreement and any other agreement, instrument, certificate and other document contemplated hereby will be, duly executed and delivered by Buyer and either constitutes or will constitute, as the case may be, the legal, valid and binding obligation of Buyer, enforceable in accordance with the terms hereof or thereof, as the case may be, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws or by other laws affecting creditors' rights generally.

                   iv. NO CONFLICTS. The execution, delivery and performance of Buyer's obligations under this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby: (1) do not, and will not at the Closing, violate or conflict with the Certificate of Incorporation, bylaws or other governing documents of Buyer; and (2) do not, and will not at the Closing (with or without the giving of notice, the passage of time, or both): (a) conflict with, result in the breach of, constitute a default under, require any consent, approval or waiver which has not been (or will not at Closing be) received under, or give rise to a right to accelerate any obligation under, or give rise to a right of termination under, any agreement or instrument to which Buyer is a party, by which it is bound or to which any of its assets or properties is subject; or (b) conflict with, violate or require any consent, approval, waiver, order, authorization, registration, declaration or filing pursuant to any law, ordinance, injunction, judgment, order, decree, permit, concession, grant, franchise, license, or other provision of law or any other governmental requirement or authorization applicable to Buyer.

          5.   CONDITIONS PRECEDENT.

               a. In addition to any other conditions expressly provided in this Agreement, the duties and obligations of Buyer hereunder are subject to (i) the simultaneous consummation of the closing contemplated by that certain Redemption and Lease Agreement of even date herewith between the Partnership and Buyer (the "Redemption and Lease Agreement"), and (ii) Buyer receiving a waiver of the mortgage recording tax due in connection with the financing to be obtained by Buyer in connection with the transactions contemplated by this Agreement and the Redemption and Lease Agreement from the New York City Industrial Development Agency. If either of the above conditions precedent shall not be

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satisfied, Buyer may terminate this Agreement on written notice to Seller, in which event the provisions of Section 7.c. shall apply.

               b. In addition to any other conditions expressly provided in this Agreement, the duties and obligations of Seller hereunder are subject to the performance of all obligations under a certain side letter by and among NP, MP and NI Manhattan 57th, Inc. (collectively, the "Nissho Entities") and the Partnership, dated as of the date hereof (the "Letter Agreement"), a copy of which is annexed EXHIBIT A hereto, other than those obligations of the Nissho Entities thereunder. In the event that such obligations are not timely performed under the Letter Agreement, Seller may (i) waive such condition precedent and close as contemplated herein, or (ii) terminate this Agreement on written notice to Buyer, in which event the provisions of Section 7.c. shall apply.

          6.   DOCUMENTS TO BE DELIVERED AT CLOSING.

               a.   BY MP.    At the Closing, MP shall execute and deliver, or
cause to be executed and delivered on its behalf, to Buyer:

                    i. an assignment and assumption in the form annexed as EXHIBIT B hereto, conveying to Buyer all of MP's right, title and interest in and to the Seller GP Interest;

                    ii. a certificate, signed by an officer of MP and dated as of the Closing Date, stating that the representations and warranties contained in Section 4.a. of this Agreement are true and correct as of the Closing Date with the same effect as if they were made at the Closing;

                    iii. a FIRPTA certification in the form annexed as EXHIBIT C hereto, verified as true and sworn to under penalties of perjury by a officer of MP; and,

                    iv. any transfer tax returns, affidavits and other documents required in accordance with Paragraph 31 of the New York State Tax Law, the New York City Real Property Transfer Tax imposed by the Title II of Chapter 46 of the Administrative Code of the City of New York and any other tax payable by reason of conveyance of an interest such as the Interest (hereinafter, collectively, the "Conveyance Tax Returns").

               b.   BY NP.    At the Closing, NP shall execute and deliver, or
cause to be executed and delivered on its behalf, to Buyer:

                    i. an assignment and assumption in the form annexed as EXHIBIT B hereto, conveying to Buyer all of NP's right, title and interest in and to the Seller LP Interest;

                    ii. a certificate signed by an officer of NP's general partner, dated as of the Closing Date, stating that the representations and warranties contained in Section 4.b. of this Agreement are true and correct as of the Closing Date with the same effect as if they were made at the Closing;

                    iii. a FIRPTA certification in the form annexed as EXHIBIT C hereto, verified as true and sworn to under penalties of perjury by a officer of NP; and,

                    iv.  the Conveyance Tax Returns.

               c. BY BUYER. At the Closing, Buyer shall execute and deliver, or cause to be executed and delivered on its behalf, to Seller:

                    i. an assignment and assumption in the form annexed as EXHIBIT B hereto by Buyer of all of (x) the obligations of a general partner of the Partnership (with respect to the Seller GP Interest), and (y) the obligations of a limited partner of the Partnership (with respect to the Seller LP Interest), in each case as provided in that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 15, 1990, as amended by that certain Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 1, 1994 and that certain Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October, 1998 (as the same may be further modified, amended or restated from time to time, the "Partnership Agreement"), and otherwise;

                    ii. a certificate signed by an officer of Buyer, dated as of the Closing Date, stating that the representations and warranties contained in Section 4.c. of this Agreement are true and correct as of the Closing Date with the same effect as if they were made at the Closing;

                    iii. the Conveyance Tax Returns; and,

                    iv. certified resolutions of the Board of Directors of Buyer in a form reasonably satisfactory to counsel for Seller, authorizing Buyer's execution, delivery and performance of the transactions contemplated herein and all other actions to be taken by Borrower hereunder.

               d.   OTHER.    The delivery of the documents required in
paragraph c above and acceptance of transfer of title to the Interest by Buyer shall be deemed to be full performance and discharge of any and all obligations on the part of Seller to be performed pursuant to the provisions of this Agreement, except where such agreements and obligations are specifically stated to survive the Closing. Notwithstanding the foregoing, Seller acknowledges that the representations and warranties contained in Sections 4.a. and 4.b. above shall run for the benefit of Buyer's successors and assigns with respect to the ownership of the Interest, including, without limitation, the Partnership (upon the redemption of the Interest as provided in the Redemption and Lease Agreement), and shall survive the Closing.

          7.   DEFAULT; TERMINATION.

               a.   BUYER'S DEFAULT.    If Buyer shall fail or refuse to perform
Buyer's obligations in accordance with this Agreement, then the parties hereto agree that Seller's sole remedy shall be to cause Escrow Agent to deliver to Seller and the Partnership the Downpayment, together with any interest thereon, in the manner provided in the Escrow Agreement, which may be retained by Seller and the Partnership as liquidated damages, whereupon this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder (other than any such rights or obligations that are expressly stated in this Agreement to survive the termination thereof). The provisions herein contained for liquidated and agreed-upon damages are bona fide provisions for such and are not a penalty, the parties agreeing that by reason of Seller binding itself to the sale of the Interest and by reason of the withdrawal of the Interest from sale at a time when other parties would be interested in acquiring the Interest, that Seller will have sustained damages if Buyer defaults, which damages will be substantial but will not be capable of determination with mathematical precision, and therefore, as aforesaid, this provision for liquidated and agreed-upon damages has been incorporated in this Agreement as a provision beneficial to both parties. The parties acknowledge and agree that a default by Buyer under the Redemption and Lease Agreement shall be deemed to be a default by Buyer hereunder.

               b.   SELLER'S DEFAULT.   If the conveyance of the Interest to
Buyer in accordance with the terms of this Agreement shall fail to occur due to a default by Seller in the performance of Seller's obligations hereunder or a default by the Nissho Entities under the Letter Agreement, then Buyer, as Buyer's sole remedy, may elect to either (i) terminate this Agreement in which event (a) Seller shall cause Escrow Agent to return the Downpayment, together with interest, if any, which has accrued

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thereon, to Buyer, and (b) neither party shall have any further rights or obligations hereunder (other than any such rights or obligations that are expressly stated herein to survive the termination hereof), or (ii) bring an action to seek specific performance of Seller's obligations hereunder without any abatement of the Purchase Price or allowance of any kind and in which proceeding no monetary claim is made, or monetary judgment or other relief is sought or obtained against Seller.

               c. TERMINATION. In the event that either party shall terminate this Agreement due to the failure of a condition precedent described in Section 5.a. or Section 5.b. above (other than any such failure arising from a default by Buyer under the Redemption and Lease Agreement), (a) Seller shall cause Escrow Agent to return the Downpayment, together with interest, if any, which has accrued thereon, to Buyer, and (b) neither party shall have any further rights or obligations hereunder (other than any such rights or obligations that are expressly stated herein to survive the termination hereof).

          8.   BROKERS.

               a. Buyer represents and warrants to Seller that Buyer dealt with no broker, finder or salesperson in connection with this Agreement, other than Insignia/Edward S. Gordon Co., Inc. (the "Partnership Broker") and Cushman and Wakefield Inc. (the "Buyer Broker", and together with the Partnership Broker, the "Broker"). Buyer shall indemnify Seller, and hold Seller harmless, from and against, any and all losses, damages, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by Seller to the extent arising out of a claim for commission or other compensation made by a broker, finder or salesperson with whom Buyer dealt in connection herewith, including, without limitation, the Buyer Broker, but excluding the Partnership Broker (other than any claim by the Partnership Broker relating to Buyer's failure to pay the $250,000 described in Section 8.c. below).

               b. Seller represents and warrants to Buyer that Seller dealt with no broker, finder or salesperson in connection with this Agreement other than Broker. Seller shall indemnify Buyer, and hold Buyer harmless, from and against, any and all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Buyer to the extent arising out of a claim for commission or other compensation made by a broker, finder or salesperson with whom Seller dealt in connection herewith, including, without limitation, the Partnership Broker (other than any claim by the Partnership Broker relating to Buyer's failure

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to pay the $250,000 described in Section 8.c. below), but excluding the Buyer
Broker.

               c. Buyer shall pay (i) any commission due to the Buyer Broker pursuant to a separate written agreement between Buyer and the Buyer Broker, and
(ii) Two Hundred Fifty Thousand ($250,000) Dollars towards the commission due to the Partnership Broker, pursuant to and as provided in the Redemption and Lease Agreement. The Partnership shall pay any commission due to the Partnership Broker in excess of the Two Hundred Fifty Thousand ($250,000) Dollars paid by Buyer as provided above pursuant to a separate written agreement between the Partnership and the Partnership Broker, as required by the Redemption and Lease Agreement.

               d. The provisions of this Article 8 shall survive the Closing and/or the termination of this Agreement.

          9.   MISCELLANEOUS.

               a. FURTHER ASSURANCES. Each of the parties shall cooperate and take such actions, and execute such other documents as the other parties or any one of them may reasonably request in order to carry out the transactions contemplated by this Agreement.

               b. NO PARTNERSHIP, ETC. The execution of this Agreement is not intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between the parties to this Agreement or their respective affiliates.

               c. NOTICE. All notices, demands, requests, consents, approvals, reports or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given: (i) when delivered by hand (including, without limitation, delivery by any private or public courier service); (ii) when delivered by first class, certified mail, return receipt requested, postage prepaid (or when delivery is attempted, if such delivery is refused by recipient); or (iii) when sent by tested telex, telecopier or other facsimile reproduction equipment, to the following addresses (or such other address as the recipient party may hereafter specify in the same manner):

               If to Buyer, to it at:

                    Steinway Musical Instruments, Inc.
                    800 South Street, Suite 425
                    Waltham, Massachusetts 02453-1472
                    Attention: Dennis M. Hanson, Esq.


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                    Fax: (781) 894-9803

               with a copy to:

                    Milbank, Tweed, Hadley & McCloy LLP
                    One Chase Manhattan Plaza
                    New York, New York 10005
                    Attention: Barbara J. Briggs, Esq.
                    Fax: (212) 530-5219

               If to Seller, to it at:

                    c/o Nissho Iwai American Corporation
                    1211 Avenue of Americas
                    New York, New York 10036
                    Attention: Shigemitsu Hozumi
                    Fax: (212) 704-6836

               with a copy to:

                    Greenberg Traurig
                    200 Park Avenue
                    New York, New York 10166
                    Attention: Richard A. Rosenbaum, Esq.
                    Fax: (212) 801-6400

               and with a copy to the Partnership at:

                    c/o Wexford Management LLC
                    411 West Putnam Avenue
                    Greenwich, Connecticut  06830
                    Attention:  Joseph M. Jacobs
                    Fax:  (203) 862-7320

               If to Escrow Agent, to it at:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, New York 10036
                    Attention: Wendy J. Schriber, Esq.
                    Fax: (212) 969-2900

               d. ENTIRE AGREEMENT. This Agreement, the Exhibits annexed hereto and the Escrow Agreement described herein contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior negotiations, proposals and agreements (whether written or oral) between them (or their respective affiliates) relating to the subject matter hereof have been superseded and are merged in this


                                          11
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Agreement.

               e. ASSIGNMENT. This Agreement is binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, Buyer shall not assign its rights under this Agreement without (x) obtaining Seller's prior written consent thereto, which consent may be granted or denied by Seller in Seller's sole and absolute discretion, (y) obtaining the Partnership's prior written consent to the simultaneous assignment of the Redemption and Lease Agreement as provided therein, and (z) assigning the Redemption and Lease Agreement to the same assignee simultaneously with the assignment of this Agreement; provided, however, that Buyer may simultaneously assign this Agreement and the Redemption and Lease Agreement to an affiliate of Buyer on prior written notice to, but without the consent of, Seller and the Partnership. Notwithstanding the foregoing, with respect to any assignment of this Agreement permitted hereunder, no such assignment shall relieve the Buyer of its obligations hereunder and, subsequent to any such assignment, Buyer's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any assignee hereunder from any liability, to all of which Buyer hereby consents in advance.

               f. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, such term, provision, covenant or restriction shall be void or unenforceable only to the extent specifically set forth in any such holding, and the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event that any such term, provision, covenant or restriction is so held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

               g. WAIVERS, ETC. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall


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

be effective only in the specific instance and for the purpose for which given.

               h. GOVERNING LAW. This Agreement shall be construed and interpreted according to the laws of the State of New York, without reference to such state's principles governing conflicts of laws.

               i. HEADINGS. The headings used herein are for convenience of reference only, are not part of this Agreement and are not intended to affect the construction, or to be taken into account in the interpretation, of this Agreement.

               j. COUNTERPARTS; EFFECT. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were all upon the same instrument.

                                    [END OF TEXT]






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                                   [EXECUTION PAGE]

          IN WITNESS WHEREOF, the parties hereto have executed, or caused this Agreement to be executed on their behalf, on the day first above written.


                              SELLER:

                              NI REPROMA INC.


                              By:     /s/ S. Hozumi
                                   -----------------------------
                                   Name:    S. Hozumi
                                   Title:   Vice President


                              MANHATTAN 57TH STREET ASSOCIATES
                              By:  NI REPROMA INC., its Managing
                                   General Partner


                              By:     /s/ S. Hozumi
                                   -----------------------------
                                   Name:    S. Hozumi
                                   Title:   Vice President


                              BUYER:

                              STEINWAY, INC.


                              By:     /s/ Dennis M. Hanson
                                   -----------------------------
                                   Name:    Dennis M. Hanson
                                   Title:   V.P. and C.F.O.